EXHIBIT 23






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form S-8 of Athens Bancshares Corporation of our report dated September 11, 2009, relating to our audits of the consolidated financial statements of Athens Federal Community Bank and subsidiaries appearing in the Registration Statement on Form S-1, as amended (File No. 333-161967), of Athens Bancshares Corporation.


/s/ Hazlett, Lewis & Bieter, PLLC


Chattanooga, Tennessee
January 6, 2010